UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2012 (July 11, 2012)

PREMIER POWER RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100

El Dorado Hills, CA 95762

(Address of Principal Executive Offices)

(916) 939-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On July 11, 2012, a change in control of the Registrant occurred. In a private sale transaction, GASCOM RENEW SPA, a multimillion dollar Italian energy company (“GASCOM”), purchased an aggregate 16,458,853 shares of the Registrant’s common stock from two shareholders, representing a total 55.9% of the Registrant’s voting stock. GASCOM purchased 10,746,215 of the shares from Dean Marks for cash consideration of $973,800 and 5,712,638 of the shares from Miguel de Anquin for cash consideration of $826,200. Dean Marks is also the Registrant’s Chief Executive Officer and a member of the Board, and Miguel de Anquin is the Registrant’s President and a member of the Board. The Registrant was not a party to this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: July 25, 2012	By:	/s/ Dean R. Marks
Dean R. Marks Chief Executive Officer